Calculation of Filing Fee Tables
S-8
Salesforce, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.001 per share	457(a)	16,713	$ 23.86	$ 398,772.18	0.0001531	$ 61.05
2	Equity	Common stock, par value $0.001 per share	457(a)	7,707	$ 272.44	$ 2,099,695.08	0.0001531	$ 321.46
Total Offering Amounts:						$ 2,498,467.26		$ 382.51
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 382.51
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement on Form S-8 (this Registration Statement) shall also cover any additional shares of common stock, par value $0.001 per share (the Common Stock) of Salesforce, Inc. (the Registrant) that become issuable under the Tenyx, Inc. 2021 Equity Incentive Plan (the Plan), which was assumed by the Registrant in connection with the acquisition of Tenyx, Inc. Estimated in accordance with Rule 457(h) of the Securities Act based on $23.86, the weighted average exercise price per share of the outstanding options under the Plan. Represents 16,713 shares of the Registrants Common Stock issuable in connection with stock options awarded under the Plan that were assumed by and converted into stock options of the Registrant on September 13, 2024 in connection with the Registrants acquisition of Tenyx, Inc.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement on Form S-8 (this Registration Statement) shall also cover any additional shares of common stock, par value $0.001 per share (the Common Stock) of Salesforce, Inc. (the Registrant) that become issuable under the Tenyx, Inc. 2021 Equity Incentive Plan (the Plan), which was assumed by the Registrant in connection with the acquisition of Tenyx, Inc. Estimated in accordance with Rule 457(h) of the Securities Act based on the average of the high and low prices of the Registrants Common Stock as reported on the New York Stock Exchange on September 30, 2024. Represents 7,707 shares of the Registrants Common Stock previously issued as restricted stock of Tenyx, Inc. in connection with restricted stock awarded under the Plan and restricted stock acquired upon the early exercise of stock options awarded under the Plan, that, in each case, were assumed by and converted into restricted stock of the Registrant on September 13, 2024 in connection with the Registrants acquisition of Tenyx, Inc.